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EXHIBIT 99.1--FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR'S REPORT FOR
              FIRST MERCHANTS CORPORATION EMPLOYEE STOCK PURCHASE PLAN

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The annual financial statements and independent auditor's report thereon for
First Merchants Corporation Employee Stock Purchase Plan for the year ending June 30, 1995, will be filed as an amendment to the 1994 Annual Report on Form 10-K no later than October 28, 1995.


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